EXHIBIT 11

                                       UGLY DUCKLING CORPORATION
                          SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
                                                  Three Months Ended           Three Months Ended
                                                  September 30, 1996           September 30, 1995
                                              ----------------------------  ----------------------------
                                                                 Fully                         Fully
                                                Primary         Diluted        Primary        Diluted
                                             --------------  -------------  -------------  -------------
Net earnings (loss)                          $       1,967          1,967         (1,169)        (1,169)
Preferred dividends                                   (250)          (250)             -              -
                                             --------------  -------------  -------------  -------------
Net earnings (loss)available to common
   shares                                    $       1,717          1,717         (1,169)        (1,169)
                                             ==============  =============  =============  =============
Earnings (loss) per common share             $        0.19           0.19          (0.20)         (0.20)
                                             ==============  =============  =============  =============

Weighted average common shares outstanding           8,633          8,633          5,522          5,522
Common equivalent shares outstanding
  using the treasury stock method                      456            572            370            370
                                             --------------  -------------  -------------  -------------
Weighted average common and common
  equivalent shares outstanding                      9,089          9,205          5,892          5,892
                                             ==============  =============  =============  =============

                                                   Nine Months Ended            Nine Months Ended
                                                  September 30, 1996           September 30, 1995
                                              ----------------------------  ----------------------------
                                                                 Fully                         Fully
                                                Primary         Diluted        Primary        Diluted
                                             --------------  -------------  -------------  -------------
Net earnings (loss)                          $       4,115          4,115         (1,917)        (1,917)
Preferred dividends                                   (817)          (817)             -              -
                                             --------------  -------------  -------------  -------------
Net earnings (loss)available to common
  shares                                             3,298          3,298         (1,917)        (1,917)
                                             ==============  =============  =============  =============
Earnings (loss) common per share             $        0.47           0.46          (0.33)         (0.33)
                                             ==============  =============  =============  =============

Weighted average common shares outstanding           6,659          6,659          5,522          5,522
Common equivalent shares outstanding
  using the treasury stock method                      407            572            370            370
                                             --------------  -------------  -------------  -------------
Weighted average common and common
  equivalent shares outstanding                      7,066          7,230          5,892          5,892
                                             ==============  =============  =============  =============